Exhibit 12.3

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pacific North West Capital Corp. (the “Company”) on Form 20F for the period ended April 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harry Barr, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of section 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Company.

Date:	July 27, 2012

PACIFIC NORTH WEST CAPITAL CORP.

/s/ Harry Barr

Harry Barr Chief Executive Officer